EXHIBIT 99.1

                      Genesis Energy, L.P. Letterhead

                                            March 27, 2002

Securities and Exchange Commission
450 Fifth St., NW
Washington, DC  20549

Reference:     Temporary Note 3T

Gentlemen:

The consolidated financial statements of Genesis Energy, L.P.
and subsidiaries as of December 31, 2001 and for the year then ended have been audited by Arthur Andersen LLP ("Andersen").

Andersen has represented to Genesis Energy, L.P. that the audit was subject to Andersen's quality control system for the U.S.
accounting and auditing practice to provide reasonable assurance that the engagement was conducted in compliance with professional standards, and that there was appropriate continuity of Andersen personnel working on the audit and availability of national office consultation. Availability of personnel at foreign affiliates of Andersen is not relevant to this audit.

                                   Very truly yours,

                                   GENESIS CRUDE OIL, L.P.


                                   /s/  Ross A. Benavides
                                   ------------------------
                                   Ross A. Benavides
                                   Chief Financial Officer
                                     & General Counsel